Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Anu Ahluwalia
(212) 299-2439

NYMEX ANNOUNCES RICHARD SCHAEFFER ELECTED CHAIRMAN, OTHER ELECTION RESULTS

New York, N.Y., May 2, 2006 — NYMEX Holdings, Inc. announced today that its Inspector of Elections, American Stock Transfer and Trust Company (AST), has provided preliminary, uncertified results of the voting for the election of directors at the company’s 2006 annual meeting held yesterday. A list of final certified results for the reduced 15-person board will be provided by AST in one to two days and will be made publicly available.

The uncertified results are as follows: Richard Schaeffer to chairman of the board; Robert Halper to vice chairman; Neil Citrone to the futures commission merchant category; David Greenberg and Frank Siciliano to the at-large category; Melvyn Falis, Robert Steele and Dennis Suskind to the public director category; Thomas Gordon to the local category; A. George Gero to the trade category; Harvey Gralla and Daniel Rappaport to the equity holder category. In addition, NYMEX President and CEO James E. Newsome, and General Atlantic President William Ford were elected to the board of directors.

The results of the voting for the floor broker category were too close to call between Stephen Ardizzone and John McNamara. As a result, NYMEX will await final certified results before announcing the winner in this category.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.